Exhibit 4.1

CIT GROUP INC.

Issuer

and

THE BANK OF NEW YORK MELLON

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 24, 2008

12.00% Subordinated Notes due December 18, 2018

          SECOND SUPPLEMENTAL INDENTURE, dated as of December 24, 2008 (the “Second Supplemental Indenture”), between CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of January 20, 2006, between the Company and the Trustee, governing the issuance of subordinated debt securities (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of January 31, 2007, relating to the 6.10% Junior Subordinated Notes due March 15, 2067.

          WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s subordinated unsecured notes or other evidence of indebtedness to be issued from time to time in one or more series as might be determined by the Company under the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 12.00% Subordinated Notes due December 18, 2018 (the “Notes”), which shall be in the form of subordinated notes, with specific terms and provisions, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.

          NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1 DEFINITIONS

          Section 1.01. Definitions. Unless the context otherwise requires:

          (a)     a term not defined in this Second Supplemental Indenture that is otherwise defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

          (b)     the definition of any term in this Second Supplemental Indenture that is otherwise defined in the Indenture shall supersede such other definition of such term for purposes of the Notes;

          (c)     a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

          (d)     the singular includes the plural and vice versa;

          (e)     headings are for convenience of reference only and do not affect interpretation; and

          (f)     the following terms have the meanings given to them in this Section 1.01(f):

          “Additional Interest” has the meaning provided in the Registration Rights Agreement.

          “Additional Notes” has the meaning provided in Section 2.01 hereof.

          “Base Indenture” has the meaning provided in the preamble of this Second Supplemental Indenture.

          “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

          “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit F.

          “Certificated Note” means a Note in registered physical form without interest coupons.

          “Company” means the Person named as the “Company” in the preamble to this Second Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter the “Company” shall mean such successor Person.

          “Compounded Interest” means interest on any accrued and unpaid interest on the Notes, to the extent permitted by applicable law, compounded semi-annually at the Interest Rate.

          “Depositary”, with respect to the Notes, means The Depository Trust Company or any successor clearing agency.

          “DTC Legend” means the legend set forth in Exhibit C.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Exchange Notes” means the debt securities of the Company to be offered to Holders in exchange for the Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of the Exchange Notes containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on such Notes (unless the Exchange Note is issued after a Regular or Special Record Date and prior to the corresponding Interest Payment Date, in which case interest shall accrue from such Interest Payment Date) or, if no such interest has been paid, from the Issue Date and (ii) the provisions relating to Additional Interest (other than any Additional Interest accrued through the date of issuance of such Exchange Notes)) shall be eliminated.

          “Exchange Offer” means the exchange offer by the Company of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

          “Final Maturity” has the meaning provided in Section 2.02 hereof.

          “Initial Notes” means (i) all Notes issued on the Issue Date and (ii) any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.

          “Interest Payment Date” means each June 18 and December 18, commencing June 18, 2009.

          “Interest Payment Period” means the period from and including an Interest Payment Date (or in the case of the first Interest Payment Period, the Issue Date) up to, but not including, the next Interest Payment Date.

          “Issue Date” means, subject to Section 2.01(b), the first date that Notes were originally issued under this Second Supplemental Indenture.

          “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

          “Notes” shall have the meaning set forth in the recitals of this Second Supplemental Indenture, and shall include the Initial Notes, the Additional Notes, if any, and the Exchange Notes.

          “Paying Agent” means, initially, The Bank of New York Mellon, and thereafter any other Paying Agent designated in accordance herewith.

          “Registration” means a registered Exchange Offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          “Registration Rights Agreement” means the Registration Rights Agreement dated December 24, 2008 between the Company and the Trustee.

          “Regulation S” means Regulation S under the Securities Act.

          “Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

          “Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

          “Restricted Legend” means the legend set forth in Exhibit B.

          “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S in the case of a Regulation S Global Note.

          “Restricted Regulation S Global Note” means a Regulation S Global Note that bears the Restricted Legend.

          “Rule 144A” means Rule 144A under the Securities Act.

          “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

          “Second Supplemental Indenture” has the meaning provided in the preamble hereto.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Trustee” means the Person named as the “Trustee” in the preamble of this Second Supplemental Indenture until a successor Trustee shall have become such with respect to the Notes (or any series thereof) pursuant to the applicable provisions of the Indenture; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to any series of Notes shall mean the Trustee with respect to such series of Notes.

          “Unrestricted Regulation S Global Note” means a Regulation S Global Note that does not bear the Restricted Legend.

          “U.S.” means of or pertaining to the United States.

          “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

          Pursuant to Section 3.1 of the Indenture, the Notes are hereby established with the following terms and other provisions:

          Section 2.01. Designation and Principal Amount. (a) There is hereby authorized a series of Securities designated the 12.00% Subordinated Notes due December 18, 2018, which shall be subordinated notes issued by the Company under the Indenture, up to an initial aggregate principal amount of $1,149,007,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 3.3 of the Indenture.

          (b)     The Company may, from time to time, subject to compliance with any other applicable provisions of this Second Supplemental Indenture but without the consent of the Holders, create and issue pursuant to this Second Supplemental Indenture an unlimited principal amount of additional Notes (in excess of any amounts theretofore issued) (the “Additional Notes”) having the same terms and conditions to those of the other outstanding Notes, except that any such Additional Notes (i) may have a different Issue Date and issue price from other outstanding Notes and (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than the amount payable on other outstanding Notes. Such Additional Notes shall constitute part of the same series of Notes hereunder, unless any such differences pursuant to this Section 2.01(b) shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of Notes than the original series of Notes for U.S. federal income tax purposes, in which case such Additional Notes shall be treated as a separate series for all purposes under the Indenture.

          Section 2.02. Final Maturity. The date on which the principal of the Notes becomes due and payable is December 18, 2018 (the “Final Maturity”).

          Section 2.03. Interest.

          (a)     The Notes will bear interest, accruing from, and including, the Issue Date, at the per annum rate of 12.00% (the “Interest Rate”), payable semi-annually in arrears on each Interest Payment Date and at the Final Maturity.

          (i)     The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360-day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one-hundred-thousandth of a percentage point.

          (ii)     In the event that any Interest Payment Date during an Interest Payment Period is not a Business Day, payment of the interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay.

          (b)     Interest will accrue at the Interest Rate during the Interest Payment Period from and including the date of initial issuance or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to, but not including, the next succeeding Interest Payment Date on which the interest is actually paid or the Final Maturity, as the case may be. Otherwise than in connection with the Final Maturity of, or the payment in whole or in part of Defaulted Interest on the Notes, interest on the Notes, including any Additional Interest, may be paid only on an Interest Payment Date.

          (c)     To the extent permitted by applicable law, interest not paid when due hereunder will accrue Compounded Interest until paid. With respect to the Notes, references to “interest” in the Indenture include references to such Compounded Interest.

          (d)     Interest shall be payable on each Interest Payment Date to the Person in whose name the Note is registered at the close of business on the Business Day next preceding such Interest Payment Date, which date shall be the Regular Record Date with respect to such Note for such Interest Payment Date. In the event the Notes do not remain in book-entry only form or are not in the form of a Global Note, the Company shall select the Regular Record Date for the payment of interest thereon on each Interest Payment Date, which will be at least one Business Day before the applicable Interest Payment Date.

          Section 2.04. Form.

          (a)     The Notes shall be issued as Registered Securities without Coupons in the form as set forth in Exhibit A hereto. With respect to the Notes, the terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture.

          (b)     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the Depositary or as may be required for the Initial Notes to be tradeable on any market developed for trading of securities pursuant to Rule

144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

          (c)     So long as any Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 3.5 of the Indenture, such Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (each and collectively, the “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as provided in Section 3.5 of the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive form and shall not be considered holders of such Global Note.

          Any applicable Global Note shall represent the applicable outstanding Notes and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon. Any Global Note shall provide that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee upon instructions given by the Holder of such Notes in accordance with the Indenture. Notwithstanding anything contained herein to the contrary, the aggregate principal amount of all Global Notes outstanding at any time may not exceed the principal amount of Notes outstanding at such time.

          (d)     The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Payment of any principal (and premium, if any) and interest (including any Additional Interest) on Notes issued as Global Notes shall be payable by the Company through the Paying Agent to the Depositary in immediately available funds.

          Section 2.05. Restrictive Legends.

          (a)     Except as otherwise provided in Section 2.05(e), each Initial Note or Additional Note (other than an Unrestricted Regulation S Global Note) shall bear the Restricted Legend.

          (b)     Each Global Note, whether or not an Initial Note or Additional Note, shall bear the DTC Legend.

          (c)     Each Restricted Regulation S Global Note shall bear the Restricted Legend.

          (d)     Initial Notes and Additional Notes offered and sold in reliance on Regulation S shall be issued as provided in Section 2.08.

          (e)      (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor rule) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act; or (ii) after an Initial Note is (x) subject to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may, subject to the provision of an Officers’ Certificate and an Opinion of Counsel in accordance with Section 1.2 of the Indenture, instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee shall comply with such instruction.

          Section 2.06. Transfer Restrictions.

          By its acceptance of any Note bearing the Restricted Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Second Supplemental Indenture and in the Restricted Legend and agrees that it shall transfer such Note only as provided in this Second Supplemental Indenture and the Restricted Legend. The Company and the Trustee as Security Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Second Supplemental Indenture and the Restricted Legend. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Trustee as Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Trustee shall retain copies of all letters, notices and other written communications received pursuant to the Indenture. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Section 2.07. Restrictions on Transfer and Exchange.

          (a)     The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.07 and Section 3.5 of the Indenture and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

          (b)     Subject to Section 2.07(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements, if any, described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Regulation S Global Note	(ii)
Certificated Note	Certificated Note	(iii)
Regulation S Global Note	U.S. Global Note	(iv)
Regulation S Global Note	Regulation S Global Note	(i)

          (i)      No certification is required.

          (ii)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate.

          (iii)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States;

provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (1) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (2) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

          (iv)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

          (c)     No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note (or beneficial interest) is (i) eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or (ii) (x) subject to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note.

          Any Certificated Note delivered in reliance upon this Section 2.07(c) shall not bear the Restricted Legend.

          (d)     The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company shall have the right to inspect and make copies thereof at any reasonable time upon reasonable prior written notice to the Trustee.

          Section 2.08. Restricted Regulation S Global Notes.

          (a)     Each Note originally issued in reliance upon Regulation S shall be evidenced by one or more Regulation S Global Notes that bear the Restricted Legend.

          (b)     An owner of a beneficial interest in a Restricted Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee shall accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee shall not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such beneficial interest, the Trustee shall cause such beneficial interest to be exchanged for an equivalent beneficial interest in an Unrestricted Regulation S

Global Note, and shall (x) permanently reduce the principal amount of such Restricted Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Unrestricted Regulation S Global Note by the amount of such beneficial interest.

          Section 2.09. Additional Interest.

          If Additional Interest is required to be paid with respect to any Notes, the Interest Rate borne by such Notes shall be increased as provided in the Registration Rights Agreement.

          The Company shall deliver to the Trustee, and Paying Agent, if the Trustee shall not then be acting as Paying Agent, within five calendar days of the date on which Additional Interest is required to be paid with respect to any Notes, an Officers’ Certificate stating that such Additional Interest has become payable with respect to the Notes.

          Additional Interest shall, for the purposes of the Notes, constitute interest under the Indenture, including for purposes of this Second Supplemental Indenture and any Note.

          Section 2.10. Miscellaneous.

          The Notes are not a deposit or other obligation of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other federal agency.

ARTICLE 3 REDEMPTION OF THE NOTES

          Section 3.01. No Optional Redemption. The Notes will not be redeemable by the Company, in whole or in part.

          Section 3.02. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 4
DEFEASANCE AND COVENANT DEFEASANCE

          Section 4.01 Defeasance and Covenant Defeasance. The Notes shall be subject to defeasance and covenant defeasance at the option of the Company in accordance with the terms and conditions set forth in Article 4 of the Indenture.

ARTICLE 5 EVENTS OF DEFAULT

          Section 5.01. Events of Default. (a) Section 5.1 of the Indenture is hereby amended with respect to the Notes by deleting clauses (3), (5) and (8) thereof.

          Section 5.02. Acceleration of Maturity; Rescission and Annulment. Section 5.2 of the Indenture is hereby amended with respect to the Notes by deleting the first, third and fourth paragraphs thereof. Neither the Indenture nor any Note permits the Trustee or the Holders to accelerate all or any portion of the principal of and accrued interest on the Notes upon the occurrence of any Event of Default other than upon an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture. If an Event of Default other than an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture occurs, the Trustee may demand payment of amounts then due and payable on the affected Notes and, in its discretion, proceed to enforce any covenant. However, upon an Event of Default other than an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture, the Trustee may not act to accelerate the outstanding principal amount of or accrued interest on the affected Notes.

          Section 5.03. Limitations on Suits. Section 5.7 of the Indenture is hereby amended with respect to the Notes by deleting clauses (3), (4) and (5) and adding the following clauses in the places thereof:

          “(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;”

          Section 5.04. Limitation on Instructions by Holders. Section 5.12 of the Indenture is hereby amended with respect to the Notes by deleting clause (3) and adding the following clause in the place thereof:

          (3) the trustee may decline to act if such direction would involve the Trustee in personal liability;”

ARTICLE 6 COVENANTS

          Section 6.01. Certain Covenants Not Applicable. Article 10 of the Indenture is hereby amended with respect to the Notes by deleting Section 10.4 (Limitations on Pledges and Liens), Section 10.6 (Waiver of Certain Covenants) and Section 10.8 (Limitation on Indebtedness).

          Section 6.02. Posting of Financial Statements. Article 10 of the Indenture is hereby supplemented with respect to the Notes by the following additional covenant of the Company:

          If at any relevant time or for any relevant period, the Company is not a reporting company under the Exchange Act, then for any such relevant dates and periods the Company shall prepare and post on its Web site at www.cit.com the financial statements that it would have been required to file with the SEC had it continued to be a reporting company under the Exchange Act, in each case on or before the dates that the Company would have been required to file such financial statements had the Company continued to be a “large accelerated filer” within the meaning of Rule 12b-2 under the Exchange Act.

ARTICLE 7 SUBORDINATION

          Section 7.01. Definition of Senior Indebtedness. Solely for the purposes of the Notes, the definition of “Senior Indebtedness” in the Indenture is hereby deleted and replaced by the following definition:

“Senior Indebtedness” means, solely with respect to any Notes issued by the Company under this Second Supplemental Indenture, (a) all Indebtedness of the Company (including Indebtedness of others guaranteed by the Company), whether outstanding on the date of the Second Supplemental Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument including in connection with the acquisition of any businesses, properties or assets of any kind; (b) whether outstanding on the date of the Second Supplemental Indenture or thereafter created, incurred or assumed, any (i) obligation of the Company under direct credit substitutes (as defined in 12 C.F.R. Part 225, Appendix A), (ii) obligation of, or any such obligation directly or indirectly guaranteed by, the Company for purchased money or funds, (iii) deferred obligation of, or any such obligation directly or indirectly guaranteed by, the Company incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith, or (iv) obligation of the Company to make payment pursuant to the terms of financial instruments such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts and (C) financial instruments similar to those set forth in (iv)(A) or (iv)(B) above; and (c) any amendments, renewals, extensions or modifications of any such Indebtedness or obligation, unless in any case in the instrument creating or evidencing any such Indebtedness or obligation or pursuant to which the same is outstanding it is provided that such Indebtedness or obligation is not superior in right of payment to the Notes or is to rank pari passu with or subordinate to the Notes. Senior Indebtedness does not include the Company’s 6.10% Junior Subordinated Notes due March 15, 2067.

          Section 7.02 Default on Senior Indebtedness. Solely for purposes of the Notes, Section 16.2 of the Indenture is hereby amended by deleting the first paragraph of such Section and inserting the following in its place:

In the event and during the continuation of any default by the Company in the payment of principal (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness permits the acceleration of the maturity of that Senior Indebtedness, or if any judicial proceeding is pending with respect to the default in payment or event of default of such Senior Indebtedness, no payment on the principal of (or premium, if any) or interest on the Notes will be made unless and until the event of default has been cured or waived and the acceleration rescinded or annulled.

          Section 7.03 Liquidation; Dissolution; Bankruptcy. Solely for purposes of the Notes, Section 16.3 of the Indenture is hereby amended by deleting the first paragraph of such Section and inserting the following in its place:

Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation, assignment for the benefit of creditors or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, all amounts due upon all Senior Indebtedness with respect to the Notes shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal of, and premium or interest, if any, on, the Notes; and upon any such dissolution, winding-up, liquidation, assignment for the benefit of creditors or reorganization, or in any such bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article 16, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or to the Trustee. If the Notes are accelerated in response to an Event of Default specified in clause (6) or (7) of Section 5.1, all Holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due before the Holders of Notes will be entitled to receive any payment of principal or interest on their Notes.

ARTICLE 8 MISCELLANEOUS

          Section 8.01. Ratification of Indenture. The Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          Section 8.02. Trust Indenture Act Governs. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

          Section 8.03. Governing Law. This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within said State.

          Section 8.04. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes; this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 8.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 8.06. Recitals. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The recitals and statements herein and in the Notes (except in the Trustee’s certificate of authentication) are deemed to be those of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first written.

                                                                                                                                            CIT GROUP INC.

                                                                                                                                            By:  /s/ Glenn A. Votek
                                                                                                                                            Name: Glenn A. Votek
                                                                                                                                            Title:    Executive Vice President,
                                                                                                                                                       and Treasurer

                                                                                                                                            THE BANK OF NEW YORK MELLON
                                                                                                                                            as Trustee

                                                                                                                                            By: /s/ Larry O'Brien
                                                                                                                                            Name:  Larry O'Brien
                                                                                                                                            Title:    Vice President

     EXHIBIT A

(FORM OF FACE OF NOTE)

CIT GROUP INC.

12.00% Subordinated Notes due December 18, 2018

No.	$__________ CUSIP No. ____________

CIT GROUP INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of _________dollars ($_______) on December 18, 2018 (the “Final Maturity”). Notwithstanding the preceding sentence, in the event that the Final Maturity is not a Business Day, then the Final Maturity will be the next succeeding day which is a Business Day. The Company further promises to pay interest on said principal sum from December 24, 2008 or from the most recent interest payment date to which interest has been paid or duly provided for. Each outstanding Note will bear interest at the per annum rate of 12.00% (the “Interest Rate”) payable semi-annually in arrears on June 18 and December 18 of each year (including the Final Maturity) (each such date, an “Interest Payment Date”), commencing on June 18, 2009, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at such interest rate, compounded semi-annually. The amount of interest payable (including any Additional Interest) for any full Interest Payment Period will be computed on the basis of a 360-day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one-hundred-thousandth of a percentage point. Interest will accrue and compound semi-annually at the Interest Rate from and including the date of initial issuance or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to, but not including, the next succeeding Interest Payment Date on which the interest is actually paid or the Final Maturity, as the case may be. If any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay. If this Note has been issued upon transfer of, or exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Note or, if no interest was paid on any such predecessor Note, from December 24, 2008. The interest (including Additional Interest and Compounded Interest) on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States. Payment of the principal of, and interest, if any, on this Note due to the Holder hereof at Final Maturity will be made in U.S. dollars, in immediately available funds, upon surrender of this Note to the Company, the Corporate Trust Office or Paying Agent.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Note is not a deposit or other obligation of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other federal agency.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 24, 2008

                                                                                               CIT GROUP INC.

                                                                                                                        By:
                                                                                                 Name:
                                                                                               Title:

Attest:

Name:
Title:

          This is one of the Notes of the series designated in the within-mentioned Indenture.

                                                                                                                                   THE BANK OF NEW YORK MELLON

                                                                                                                                  By:
                                                                                                                            Authorized Signatory

[REVERSE OF NOTE]

          This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of January 20, 2006 (as amended and supplemented, the “Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of January 31, 2007, and further amended and supplemented by a Second Supplemental Indenture, dated as of December 24, 2008, between the Company and the Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $ 1,149,007,000.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Notes are not entitled to the benefit of any sinking fund.

          If an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture shall occur and be continuing, the unpaid principal amount of and accrued interest on the Notes shall ipso facto become and be immediately due and payable. Neither the Indenture nor this Note permits the Holders to accelerate all or any portion of the principal amount of and accrued interest on the Notes upon the occurrence of any Event of Default other than upon an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture. If an Event of Default other than an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture occurs, the Trustee may demand payment of amounts then due and payable on this Note and, in its discretion, proceed to enforce any covenant. However, upon an Event of Default other than an Event of Default specified in clause (6) or (7) of Section 5.1 of the Indenture, the Trustee may not act to accelerate the outstanding principal amount of or accrued interest on this Note.

          The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of this Note shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

          The Bank of New York Mellon will initially act as Paying Agent. The Company may appoint and change any Paying Agent without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Company agrees and, by its acceptance of this Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Note agrees to treat this Note as indebtedness for United States federal, state and local tax purposes.

          This Note shall not be valid or become obligatory for any purpose until the Trustee’s certificate of authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture.

          In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

____________________________________________________________________________
____________________________________________________________________________
                   Please print or typewrite name and address including zip code of assignee

____________________________________________________________________________
____________________________________________________________________________
           the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

            In connection with any transfer of this Note occurring prior to the first anniversary of the last date of original issuance of the Notes, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐         (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐         (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐        (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

           If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:______________________

Seller

By____________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:1 ________________________________

                                 By______________________________
                                 To be executed by an executive officer

___________________________

     1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I
[Include as Schedule I only for a Global Note]
SCHEDULE OF EXCHANGES OF GLOBAL NOTES

CIT Group Inc. 12.00% Subordinated Notes due 2018

No. [ ]

The following exchanges of a part of this Global Note have been made:

Principal Amount of this Global Note following such decrease (or increase)
	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal amount of this Global Note		Signature of authorized signatory of Trustee or Security Custodian

Date of Exchange

EXHIBIT B

RESTRICTED LEGEND

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     (i)     REPRESENTS THAT IT (A)(I)(a) IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) AND (b) IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR (II) IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (B)(I) IT IS NOT A PLAN AND NO PORTION OF THE ASSETS USED TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES ASSETS OF ANY PLAN OR (II) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS;

     (ii)     AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND

     (iii)   AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (ii)(D) OR (ii)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

DTC LEGEND

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT D

Regulation S Certificate

               ,

The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286

          Re:       CIT Group Inc.
                      12.00% Subordinated Notes due 2018 (the “Notes”) Issued under the Indenture, dated as of January 20, 2006
                      (as supplemented and amended, the “Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of January 31, 2007, and the Second Supplemental Indenture thereto relating to the Notes, dated as of December 24,  2008

Dear Sirs:

     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

     [CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

	2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.
	3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.
	4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by the Company for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

	3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

D-2

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By: Name: Title: Address:

Date:

D-3

EXHIBIT E

Rule 144A Certificate

                              ,

The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286

          Re:       CIT Group Inc.
                      12.00% Subordinated Notes due 2018 (the “Notes”)
                      Issued under the Indenture, dated as of January 20, 2006 (as supplemented and amended, the “Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of January 31,
                      2007, and the Second Supplemental Indenture thereto relating to the Notes, dated as of December 24, 2008

Ladies and Gentlemen:

          This Certificate relates to:

          [CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.
☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

          We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with the Company (or such accounts, if applicable), as of           , 20         , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By: Name: Title: Address:

Date:

E-2

EXHIBIT F

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking S.A.]

          Re:         CIT Group Inc.
                       12.00% Subordinated Notes due 2018 (the “Notes”)
                       Issued under the Indenture, dated as of January 20, 2006  (as supplemented and amended, the “Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of January 31,
                       2007, and the Second Supplemental Indenture thereto relating to the Notes, dated as of December 24, 2008

Ladies and Gentlemen:

          We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Restricted Regulation S Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).
☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

                                    [NAME OF BENEFICIAL OWNER]

                     By:
 Name:
Title:
      Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286

           Re:      CIT Group Inc.
                      12.00% Subordinated Notes due 2018 (the “Notes”)
                      Issued under the Indenture, dated as of January 20, 2006 (as supplemented and amended, the “Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of January 31,
                      2007, and the Second Supplemental Indenture thereto relating to the Notes, dated as of December 24, 2008

Ladies and Gentlemen:

          This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Restricted Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $               principal amount of Notes represented by the Restricted Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

          We further certify that (i) we are not submitting herewith for exchange any portion of such Restricted Regulation S Global Note excepted in such Member Organization certifications and (ii) as of the date here of we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Restricted Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                             Yours faithfully,

                                                                 [EUROCLEAR BANK S.A./N.V., as

                                                              operator of the Euroclear System]

                                                              OR

                                                                      [CLEARSTREAM BANKING S.A.]

                                                                           By:
                                   Name:
                                Title:
                                     Address:

Date: